Exhibit 99.2

PMA CAPITAL [LOGO]
A Specialty Risk Management Company

Mellon Bank Center Suite 2800
1735 Market Street
Philadelphia, PA 19103-7590

PRESS RELEASE

For Release: Immediate

      Contact: Albert D. Ciavardelli
                    (215) 665-5063

PMA Capital Comments on A.M. Best Ratings Affirmation

Philadelphia, PA, October 15, 2002 – PMA Capital Corporation (NASDAQ: PMACA) announced earlier today that it is seeking to raise $75 million through an offering of convertible senior debentures. In response to this capital-raising event, the Company is pleased to acknowledge that A.M. Best has affirmed the financial strength ratings of our insurance subsidiaries at A (Excellent) for PMA Capital Insurance Company and A- (Excellent) for The PMA Insurance Group.

“As we stated in our press release announcing the debt offering earlier today, we intend to use the proceeds from the offering to increase the capital and surplus of our insurance subsidiaries. This additional capital will solidify our level of capital adequacy as we continue to take advantage of the excellent growth opportunities in this favorable underwriting environment,” stated John W. Smithson, President and Chief Executive Officer of PMA Capital.

“A.M. Best has acknowledged our strengthened capital position and today affirmed the ratings of our insurance subsidiaries. With this ratings affirmation, we have a clear path for our insurance operations to continue to pursue excellent business opportunities. Through the first six months of 2002, both PMA Re and The PMA Insurance Group have benefited substantially from the business opportunities they are seeing. As a result, their premium growth has been very strong and underwriting results have met or exceeded our expectations. With this capital-raising event and the affirmation of our ratings, we fully expect our well-established and long-standing businesses to continue to thrive in today’s excellent underwriting environment and into 2003,” commented Smithson.

PMA Capital Corporation, headquartered in Philadelphia, Pennsylvania, is an insurance holding company, whose operating subsidiaries provide specialty risk management products and services to customers throughout the United States. The primary product lines of PMA Capital’s subsidiaries include property and casualty reinsurance, underwritten and marketed through PMA Re, and workers’ compensation, integrated disability and other commercial property and casualty lines of insurance in the eastern part of the United States, underwritten and marketed under the trade name The PMA Insurance Group. For more information about PMA Capital and its specialty insurance businesses, please visit us on the Internet at www.pmacapital.com.

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
The statements contained in this press release and oral statements made by individuals authorized to speak on behalf of PMA Capital Corporation (the “Company”) that are not historical facts are forward-looking statements and are based on estimates, assumptions and projections. Actual results may differ materially from those projected in the forward-looking statements.

These forward-looking statements are based on currently available financial, competitive and economic data and the Company’s current operating plans based on assumptions regarding future events. The Company’s actual results could differ materially from those expected by the Company’s management. The factors that could cause actual results to vary materially, some of which are described with the forward-looking statements, include, but are not limited to:

o	changes in general economic conditions, including the performance of financial markets, interest rates and the level of unemployment;

o

regulatory or tax changes, including changes in risk-based capital or other regulatory standards that affect the cost of, or demand for, the Company’s products or otherwise affect the ability of the Company to conduct its business;

o	competitive conditions that may affect the level of rate adequacy related to the amount of risk undertaken and that may influence the sustainability of adequate rate changes;

o	ability to implement and maintain rate increases;

o	the effect of changes in workers’compensation statutes and their administration, which may affect the rates that we can charge and the manner in which we administer claims;

o	the Company’s ability to predict and effectively manage claims related to insurance and reinsurance policies;

o	the lowering or loss of one or more of the financial strength or claims paying ratings of the Company’s insurance subsidiaries;

o	adequacy of reserves for claim liabilities;

o	adverse property and casualty loss development for events the Company insured in prior years;

o	the uncertain nature of damage theories and loss amounts and the development of additional facts related to the attack on the World Trade Center;

o	uncertainty as to the price and availability of reinsurance on business we intend to write in the future, including reinsurance for terrorist acts;

o	adequacy and collectibility of reinsurance purchased by the Company;

o	severity of natural disasters and other catastrophes;

o	reliance on key management; and

o	other factors disclosed from time to time in the Company’s most recent Forms 10-K, 10-Q and 8-K filed by the Company with the Securities and Exchange Commission.

Investors should not place undue reliance on any such forward-looking statements. The Company disclaims any obligation to update forward-looking information and to release publicly the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.